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                                                                    Exhibit 10.4

                                Valor Invest Ltd.
                               29 Quai des Bergues
                             1201 Geneva Switzerland

                                                As of December 31, 2000
Marine Shuttle Operations Inc.
Att : Franz Eder, President
Luramyrveien 29
N-4391 Sandes, Norway

Gentlemen:

         Reference is made to that certain Amended and Restated Loan Agreement (the "Agreement"), dated as of December 31, 1999 by and between ValorInvest Ltd. ("ValorInvest") and Marine Shuttle Operations Inc.

         For good and valuable consideration, the receipt of which is hereby acknowledged, ValorInvest hereby agrees to the following amendment to the
Agreement:

         1. Section 3 shall be amended and substituted in its entirety so it shall read as follows:

                  "Repayment of Loan. The outstanding principal balance of the Loan and accrued and unpaid interest thereon shall be due and payable as follows: (a) to the extent the Borrower receives cash proceeds from any equity or debt financings after January 1, 2000 which, in the aggregate, exceed $5,000,000, then that portion of the principal balance of the Loan plus accrued and unpaid interest on the Loan equal to (x) twenty-five percent (25%) of the total of such excess cash proceeds received after January 1, 2000 less (y) any payments previously made by Borrower to Lender under this clause (a) (or such lesser amount of principal and interest as may then be outstanding under the Loan) shall be due and payable within five (5) business days after each date on which Borrower receives such excess cash proceeds; provided, however, that cash proceeds from debt financings with a due date of less than one year from the time that Borrower receives such proceeds shall not be aggregated in determining whether Borrower has received cash proceeds in excess of $5,000,000 and (b) if not sooner paid (whether by acceleration or otherwise), in full on June 30, 2001.

         If the foregoing is in accordance with your understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become part of the Agreement and binding between us.

                                                Sincerely,

                                                VALORINVEST LTD.

                                             By:
                                                ----------------------
                                                Pierre Besuchet
                                                Director and Secretary

Agreed and accepted:

MARINE SHUTTLE OPERATIONS INC.

By:
   ----------------------
   Franz Eder, President



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             SECOND AMENDED AND RESTATED COMMERCIAL PROMISSORY NOTE

U.S. $6,000,000.00                                        December 31, 2000

         FOR VALUE RECEIVED, Marine Shuttle Operations Inc. ("Borrower") does hereby promise to pay to the order of ValorInvest Ltd. ("Lender") the principal sum of SIX MILLION DOLLARS ($6,000,000), together with interest thereon as provided below.

         This Second Amended and Restated Commercial Promissory Note (this "Note") is issued as an amendment to a note (the "Amended and Restated Note"), dated December 31, 1999, in the principal amount of $6,000,000, previously issued to Lender pursuant to an Amended and Restated Loan Agreement (the "Amended and Restated Agreement"), dated as of December 31, 1999, by and between Borrower and Lender. Lender acknowledges and agrees that upon execution and delivery of this Note, the Amended and Restated Note shall be cancelled and the obligations of Borrower thereunder shall terminate.

         1. Acknowledgement of Receipt of Funds. As of the date hereof, Borrower has received aggregate advances of $3,875,000 in principal funds (not including interest or any other sums payable hereunder) from Lender pursuant to the terms of this Note (and previously evidenced by the Amended and Restated Note) of which $1,325,000 has been repaid. This Note is a modification and complete restatement, but not a novation, of the Amended and Restated Note.

         2. Interest. Interest will accrue on the outstanding principal amount of this Note at the rate of seven and one half percent (7.5%) per annum from the date of each advance, and until all amounts outstanding under this Note have been paid in full.

         3. Late Charges; Default Interest. In the event any principal amount and/or interest due under this Note is not actually received by Lender within ten (10) days after the date when the same is due, Lender shall be entitled to collect a late charge to cover the increased costs of administering the loan in an amount equal to five percent (5%) of such overdue amount. Overdue payments of interest and/or principal hereunder, and all sums advanced or expended by Lender for Borrower's account and not repaid, shall bear interest during the period of any default hereunder at the rate of eighteen percent (18%) simple interest per annum, or if such per annum rate shall not be permitted by law, then the highest interest rate permitted by law.

         4. Payments. Interest, principal and all other sums payable hereunder (collectively, the "Obligations") shall be payable, without any offset, reduction, counterclaim or recoupment whatsoever, in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and shall be due and payable as follows unless extended by Lender:

                  (a) To the extent Borrower receives cash proceeds from any equity or debt financings after January 1, 2000 which, in the aggregate, exceed $5,000,000, then that portion of the principal balance of the Obligations plus accrued and unpaid interest on the Obligations equal to (x) twenty-five percent (25%) of the total of such excess cash proceeds received after January 1, 2000 less (y) any payments previously made by Borrower to Lender under this clause (a) (or such lesser amount of the Obligations and accrued and unpaid interest as may then be outstanding) shall be due and payable within five (5) business days after each date on which Borrower receives such excess cash proceeds; provided, however, that cash proceeds from debt financings with a due date of less than one year from the time that Borrower receives such proceeds shall not be aggregated in determining whether Borrower has received cash proceeds in excess of $5,000,000, and

                  (b) If not sooner paid (whether by acceleration or otherwise), in full on June 30, 2001.

         5. Advances. Advances by Lender under this Note shall be made only as provided in and are subject to the terms and conditions of the Amended and Restated Agreement (as amended by that certain letter agreement, dated as of December 31, 2000 (the "Agreement")). Advances are limited in the aggregate to the stated principal amount of this Note; this is not a revolving line of credit.



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         6. Application of Payments. All payments shall be applied first on account of late charges, if any, then to Lender's costs of collection (including, without limitation, reasonable attorneys' fees and expenses), if any, then, to accrued and unpaid interest, and the balance to the reduction of principal. For the purposes of computing interest on the debt evidenced hereby, interest shall be calculated on the basis of a year consisting of three hundred sixty (360) days, and shall be charged on the basis of the actual number of calendar days that the principal amount advanced remains unpaid to Lender.

         7. Default; Remedies. Upon the happening of any of the following events, the Obligations, in their entirety, shall at once become due and payable at the option of Lender without further notice and Lender may exercise any or all additional remedies provided under this Note:

                  (a) if Borrower shall fail to make payment when due of any obligation hereunder, subject to any applicable notice or grace period; or

                  (b) if any warranty or representation made by Borrower in this Note or the Amended and Restated Agreement shall, when made, be false or misleading in any material adverse respect; or any financial statement, information or certification submitted to Lender, when submitted, shall be false or misleading in any material adverse respect; or Borrower shall fail to comply with any material term, condition or covenant contained in this Note or the Agreement, if, in each instance, the circumstances giving rise to any false or misleading condition or such failure to comply shall continue for a period of fourteen (14) days after Lender shall have given Borrower written notice thereof; or

                  (c) if Borrower shall make a general assignment for the benefit of creditors or call a meeting of creditors for the purpose of obtaining any financial accommodation or concession; or if a receiver or trustee shall be appointed for all or any portion of Borrower's assets; or if there shall be filed by Borrower any petition or application for relief under the Bankruptcy Code; or

                  (d) if there shall be filed against Borrower any petition or application for relief under the Bankruptcy Code which is not discharged or bonded off to the satisfaction of Lender within sixty
          (60) days, or if Borrower consents to any order for relief.

Failure of Lender to exercise the option to accelerate payment or exercise other remedies in the event of any default shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         8. Prepayment. The privilege is reserved to Borrower to prepay the indebtedness evidenced hereby, in whole or in part, at any time or from time to time, without prepayment premium or penalty, provided, however, that Borrower shall provide prior written notice to Lender of the intent to prepay ten (10) days in advance of such prepayment.

         9. Attorney's Fees. In the event counsel is employed by Lender to enforce the provisions of this Note, Borrower shall pay upon demand reasonable attorneys' fees so incurred by Lender, and all other costs and expenses connected with such enforcement.

         10. Waivers. Borrower hereby waives presentment, protest and demand, notice of protest and notice of dishonor of this Note.

         11. Notices. All notices, requests, demands and other communications required or permitted hereunder must be in writing and shall be effective (a) five (5) days after being mailed by first class and certified or registered mail, return receipt requested, with proper postage prepaid, or (b) two (2) business days after being delivered to an established over-night delivery service, with costs for "next day" delivery prepaid, addressed in either case to the following addresses (or at such other addresses as will be given in writing by the parties to one another):

                  To Borrower:          Marine Shuttle Operations Inc.
                                        Attention: Mr. Franz Eder



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                                        c/o Marine Shuttle Operations AS
                                        Luramyrveien 29
                                        N-4391 Sandes, Norway

                                        with copy to:
                                        Leonard J. Breslow, Esquire
                                        Breslow & Walker, LLP
                                        100 Jericho Quadrangle
                                        Jericho, New York  11753
                                        Tel:  (516) 822-6505
                                        Fax:  (516) 822-6544

                  To Lender:            ValorInvest Ltd.
                                        Attention: Mr. Pierre Besuchet
                                        29 Quai des Bergues
                                        1201 Geneva
                                        Switzerland
                                        Fax: 0041-1-9238807

                                        with copy to:
                                        Michael H. Chanin, Esquire
                                        Powell, Goldstein, Frazer & Murphy LLP
                                        1001 Pennsylvania Avenue, NW., Suite 600
                                        Washington, DC 20004
                                        Tel: (202) 624-7235
                                        Fax: (202) 624-7222

         12. Severability. In the event any provision (or any part of any provision) contained in this Note shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

         13. Successors and Assigns. This Note and/or rights hereunder are assignable to clients of Lender who are not actual, direct competitors of Borrower, without the consent of Borrower, subject only to compliance with applicable securities laws.

         14. Commercial Purpose. Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and that Borrower is a business or commercial organization. Borrower further covenants that the loan evidenced by this Note shall be construed for all purposes as a commercial purpose loan.

         15. Time is of the Essence. Time is of the essence as to each and every provision of this Note.

         16. Governing Law and Choice of Forum. The validity and construction of this Note and all matters pertaining thereto are to be determined and construed according to the laws of the State of Nevada, excluding its conflicts of law principles. Borrower agrees that any appropriate court located in Nevada will have exclusive jurisdiction over any case or controversy arising under or in connection with this Note and will be a proper forum in which to adjudicate such case or controversy. Borrower expressly consents to personal jurisdiction and venue in such courts.

         17. Waiver of Jury Trial. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS NOTE. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS



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AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST
PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY AND THAT BORROWER HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         WITNESS the execution hereof by Borrower on the date first hereinabove written, with the intent that this shall be an instrument under seal.

                                    BORROWER:

                     WITNESS:       MARINE SHUTTLE OPERATIONS INC.

                                    By:                           (SEAL)
------------------------               ---------------------------
Name                                   Franz Eder
                                       President

                                    Bank Wiring Instructions


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